As filed with the Securities and Exchange Commission on May 25, 2006

File No. 333-132420

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-8

TO REGISTRATION STATEMENT

ON FORM S-4

UNDER

THE SECURITIES ACT OF 1933

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	98-0355609
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands

(345) 949-8066

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MAXTOR CORPORATION AMENDED AND RESTATED 1996 STOCK OPTION PLAN

MAXTOR CORPORATION 2005 PERFORMANCE INCENTIVE PLAN

QUANTUM CORPORATION SUPPLEMENTAL STOCK OPTION PLAN

(Full Titles of the Plans)

CT Corporation System

818 West Seventh Street, Suite 200

Los Angeles, California 90017

(800) 888-9207

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

William H. Hinman, Jr., Esq.

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, California 94304

(650) 251-5000

This Post-Effective Amendment No. 1 covers shares of the Registrant’s common shares originally registered on its Registration Statement on Form S-4 (File No. 333-132420), to which this is an amendment. The registration fees in respect of such common shares were paid at the time of the original filing of such Registration Statement on Form S-4.

This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 464 thereunder.

EXPLANATORY NOTE

Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seagate” or the “Registrant”), hereby amends its Registration Statement on Form S-4, Registration No. 333-132420 (the “Form S-4”) by filing this Post-Effective Amendment No. 1 on Form S-8 (this “Post-Effective Amendment No. 1”). Seagate filed the Form S-4 in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of December 20, 2005 (the “Merger Agreement”), by and among Seagate, Maxtor Corporation (“Maxtor”) and MD Merger Corporation, a direct wholly owned subsidiary of Seagate.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger all options to acquire shares of common stock, par value $0.01 per share, of Maxtor (“Maxtor Common Stock”) issued pursuant to the terms of the Maxtor Corporation Amended and Restated 1996 Stock Option Plan, the Maxtor Corporation 2005 Performance Incentive Plan and the Quantum Corporation Supplemental Stock Option Plan were converted into corresponding options to acquire common shares, par value $0.00001 per share, of Seagate (“Seagate Common Shares”) based on the exchange ratio set forth in the Merger Agreement.

Seagate hereby amends the Form S-4 by filing this Post-Effective Amendment No. 1 relating to up to 5,100,314, 1,556,732 and 396,979 Seagate Common Shares issuable upon the exercise of options granted pursuant to the terms of the Maxtor Corporation Amended and Restated 1996 Stock Option Plan, the Maxtor Corporation 2005 Performance Incentive Plan and the Quantum Corporation Supplemental Stock Option Plan, respectively. All such shares were previously registered on the Form S-4 but will be subject to issuance pursuant to this Post-Effective Amendment No. 1.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

(a) Annual Report on Form 10-K for the year ended July 1, 2005;

(b) Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005, December 30, 2005 and March 31, 2006;

(c) Current Reports on Form 8-K filed on July 19, 2005, August 3, 2005, August 4, 2005, September 7, 2005, September 8, 2005, October 18, 2005, October 19, 2005, November 23, 2005, December 1, 2005, December 21, 2005, December 22, 2005, January 18, 2006, January 19, 2006, January 25, 2006, January 26, 2006, February 14, 2006, March 13, 2006, April 3, 2006, April 20, 2006, April 27, 2006, May 3, 2006, May 4, 2006, May 17, 2006 and May 25, 2006 (other than those portions of those documents not deemed to be filed); and

(d) The description of Registrant’s common shares, par value $0.00001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed December 6, 2002 and any amendment or report filed for the purpose of updating that description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of those documents not deemed to be filed)

subsequent to the date hereof and prior to the filing of a post-effective amendment hereto indicating that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The articles of association of the Registrant provide for the indemnification of its directors and officers. Specifically, under the indemnification provisions, the Registrant will indemnify its directors and officers to the fullest extent permitted by law against liabilities that are incurred by the directors or officers while executing the duties of their respective offices. The directors and officers, however, will not be entitled to the indemnification if they incurred the liabilities through their own willful neglect or default.

The Registrant is an exempted company with limited liability incorporated in the Cayman Islands. As such, it is subject to and governed by the laws of the Cayman Islands with respect to the indemnification provisions. Although the Companies Law (2004 Revision) of the Cayman Islands does not specifically restrict a Cayman Islands company’s ability to indemnify its directors or officers, it does not expressly provide for such indemnification either. Certain English case law (which is likely to be persuasive in the Cayman Islands), however, indicate that the indemnification is generally permissible, unless there had been fraud, willful default or reckless disregard on the part of the director or officer in question.

The Registrant has entered into indemnification agreements with its directors and officers, whereby the Registrant agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving a director or officer of the registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 that might be incurred by any director or officer in his capacity as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

EXHIBIT NO.	DESCRIPTION
3.1	Third Amended and Restated Memorandum of Association of Seagate Technology (formerly known as Seagate Technology Holdings) (incorporated by reference to Exhibit 3.1 to Seagate’s Quarterly Report on Form 10-Q filed with the SEC on October 29, 2004, File No. 001-31560)

3.2	Third Amended and Restated Articles of Association of Seagate Technology (formerly known as Seagate Technology Holdings) (incorporated by reference to Exhibit 3.2 to Seagate’s Quarterly Report on Form 10-Q filed with the SEC on October 29, 2004, File No. 001-31560)

5.1	Opinion of Maples and Calder regarding legality of securities being registered*

10.1	Maxtor Corporation Amended and Restated 1996 Stock Option Plan (Incorporated by reference to exhibits of Maxtor Corporation’s Annual Report on Form 10-K filed with the SEC on March 28, 2003)

10.2	Form of Nonstatutory Stock Option Agreement under the Maxtor Corporation Amended and Restated 1996 Stock Option Plan (Incorporated by reference to exhibits of Maxtor Corporation’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2005)

10.3	2005 Performance Incentive Plan effective May 13, 2005, including forms of: (i) Restricted Stock Agreement for Section 16 Insiders; (ii) Restricted Stock Agreement for Non-Section 16 Insiders; (iii) Restricted Stock Units Agreement for Non-US Participants; (iv) Restricted Stock Units Agreement for US Participants; (v) Restricted Stock Units Agreement for Section 16 Insiders; (vi) Stock Option Agreement; (vii) Stock Option Agreement for Non-US Participants; (viii) Notice of Grant of Stock Option for Non-US Participants; (ix) Notice of Grant of Stock Option; (x) Notice of Grant of Restricted Stock; (xi) Notice of Grant of Restricted Stock Units for Non-US Participants; and (xii) Notice of Grant of Restricted Stock Units (Incorporated by reference to exhibits of Maxtor Corporation’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2005)

10.4	Quantum Corporation Supplemental Stock Option Plan (as amended May 29, 2001)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.3	Consent of Maples and Calder (included as part of its opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney*

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 1.

ITEM 9. UNDERTAKINGS

(a)	The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SCOTTS VALLEY, STATE OF CALIFORNIA, ON MAY 25, 2006.

SEAGATE TECHNOLOGY

By:	/S/ WILLIAM D. WATKINS
Name:	William D. Watkins
Title:	Chief Executive Officer and President

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ WILLIAM D. WATKINS William D. Watkins	Chief Executive Officer, President and Director (Principal Executive Officer)	May 25, 2006

/S/ CHARLES C. POPE Charles C. Pope	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 25, 2006

/s/ KAREN M. ROGGE Karen M. Rogge	Vice President, Corporate Finance and Treasurer (Principal Accounting Officer)	May 25, 2006

* Stephen J. Luczo	Chairman of the Board of Directors	May 25, 2006

.* Frank J. Biondi, Jr.	Director	May 25, 2006

* William W. Bradley	Director	May 25, 2006

* James A. Davidson	Director	May 25, 2006

* Glenn H. Hutchins	Director	May 25, 2006

* Donald E. Kiernan	Director	May 25, 2006

* David F. Marquardt	Director	May 25, 2006

* Lydia Marshall	Director	May 25, 2006

Dr. C.S. Park	Director

* Gregorio Reyes	Director	May 25, 2006

* John W. Thompson	Director	May 25, 2006

/s/ WILLIAM D. WATKINS William D. Watkins, on behalf of Seagate Technology (US) Holdings, Inc.	Seagate Technology (US) Holdings, Inc. (Authorized U.S. Representative)	May 25, 2006

*By:	/s/ WILLIAM L. HUDSON
William L. Hudson Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Third Amended and Restated Memorandum of Association of Seagate Technology (formerly known as Seagate Technology Holdings) (incorporated by reference to Exhibit 3.1 to Seagate’s Quarterly Report on Form 10-Q filed with the SEC on October 29, 2004, File No. 001-31560)

3.2	Third Amended and Restated Articles of Association of Seagate Technology (formerly known as Seagate Technology Holdings) (incorporated by reference to Exhibit 3.2 to Seagate’s Quarterly Report on Form 10-Q filed with the SEC on October 29, 2004, File No. 001-31560)

5.1	Opinion of Maples and Calder regarding legality of securities being registered*

10.1	Maxtor Corporation Amended and Restated 1996 Stock Option Plan (Incorporated by reference to exhibits of Maxtor Corporation’s Annual Report on Form 10-K filed with the SEC on March 28, 2003)

10.2	Form of Nonstatutory Stock Option Agreement under the Maxtor Corporation Amended and Restated 1996 Stock Option Plan (Incorporated by reference to exhibits of Maxtor Corporation’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2005)

10.3	2005 Performance Incentive Plan effective May 13, 2005, including forms of: (i) Restricted Stock Agreement for Section 16 Insiders; (ii) Restricted Stock Agreement for Non-Section 16 Insiders; (iii) Restricted Stock Units Agreement for Non-US Participants; (iv) Restricted Stock Units Agreement for US Participants; (v) Restricted Stock Units Agreement for Section 16 Insiders; (vi) Stock Option Agreement; (vii) Stock Option Agreement for Non-US Participants; (viii) Notice of Grant of Stock Option for Non-US Participants; (ix) Notice of Grant of Stock Option; (x) Notice of Grant of Restricted Stock; (xi) Notice of Grant of Restricted Stock Units for Non-US Participants; and (xii) Notice of Grant of Restricted Stock Units (Incorporated by reference to exhibits of Maxtor Corporation’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2005)

10.4	Quantum Corporation Supplemental Stock Option Plan (as amended May 29, 2001)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Maples and Calder (included as part of its opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney*

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 to which this is Post-Effective Amendment No.1.